UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As part of a broader review of Synopsys, Inc.’s (“Synopsys”) governance practices, on December 12, 2023, Synopsys’ Board of Directors (the “Board”), acting upon the recommendation of the Corporate Governance and Nominating Committee of the Board, amended and restated Synopsys’ amended and restated bylaws (the “Bylaws”).

The Bylaws were updated to, among other things: (i) lower the Requisite Percentage (as defined in the Bylaws) to request a special stockholder meeting from 20% to 15% of all outstanding shares of capital stock of Synopsys, (ii) clarify the disclosure and procedural requirements for stockholder nominations of directors; (iii) make administrative changes related to the adoption of the universal proxy rules by the SEC; (iv) make procedural changes related to certain recent changes in Delaware General Corporation Law; and (v) make certain other minor clarifying and conforming changes.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 13, 2023	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
General Counsel and Corporate Secretary